Exhibit 10.6

FIRST SUPPLEMENT TO

STOCK PURCHASE AGREEMENT

SUMMIT HOLDINGS, INC. [,]

A COLORADO CORPORATION

THIS FIRST SUPPLEMENT TO STOCK PURCHASE AGREEMENT SUMMIT HOLDINGS, INC. [,] A COLORADO CORPORATION, (hereinafter “First Supplement”) is made and entered into this 5th day of June, 2013, by and between RON [ALD J.] RICHARDSON and JAY [V.] HARALSON (hereinafter jointly “Sellers”) ARMADA WATER ASSETS, INC., a Nevada corporation, authorized to transact business in Colorado, (hereinafter “Buyer”), and SUMMIT HOLDINGS, INC., a Colorado corporation, (hereinafter “Corporation”). Sellers, Buyer and Corporation are sometimes referred to individually as a “Party” and collectively as the “Parties.”

RECITALS:

A.          The Parties hereto entered into a Stock Purchase Agreement Summit Holdings, Inc. [,] a Colorado corporation, on June 5, 2013, (hereinafter “Stock Purchase Agreement”).

B.          Pursuant to Section 12.03 of the Stock Purchase Agreement, that agreement may be supplemented in writing and is binding if executed by the parties thereto in writing.

C.          The Parties hereto freely enter into this First Supplement, full and adequate consideration being acknowledged by each Party by the Parties’s signatures hereto.

NOW, THEREFORE, in consideration of the Stock Purchase Agreement and this First Supplement hereto, its recitals, terms, conditions, benefits and burdens, the Parties agree as follows:

1.          Buyer shall make best efforts to obtain approval as necessary of its board of directors, stockholders and regulatory agencies within thirty (30) days of the date of this First Supplement to issue stock certificates in the aggregate of Two Million Five Hundred Thousand Dollars ($2,500,000.00) pro rata to each Seller with the number of shares determined based upon the IPO or, at the election of Sellers, shall deliver a Promissory Note to each Seller payable pro rata to each Seller based upon percentage of ownership of shares at Closing Date, which, in the aggregate, shall be Two Million Five Hundred Thousand Dollars ($2,500,000.00) payable over three (3) years, including interest on the unpaid balance at four (4) percent per annum.

2.          This election of Sellers is in addition to and not in lieu of any other provision contained in Section 1.02 of the Agreement of even date herewith.

3.          This First Supplement fully incorporates each and every term and condition of the Stock Purchase Agreement not contrary to the terms and conditions herein contained, as well as all exhibits attached thereto.

4.          The Parties hereto, their representatives, officers, directors, employees and agents of all descriptions shall be bound to the terms and conditions of this First Supplement.

IN WITNESS WHEREOF, the Parties hereto have set their hands and seals the day and year first above written.

Sellers	Buyer

ARMADA WATER ASSETS, INC.
/s/ Jay [V.] Haralson
Jay [V.] Haralson	By	/s/ Mitch Burroughs
President
/s/ Ron [ald J.] Richardson
Ron [ald J.] Richardson	ATTEST:

/s/ Maarten Propper
CEO

Corporation

SUMMIT HOLDINGS, INC.

By	/s/ Jay V. Haralson
Jay V. Haralson, President

ATTEST:

/s/ Karen Vogel
Karen Vogel, Secretary

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